UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 1, 2013
NORSTRA ENERGY INC.
(Exact name of registrant as specified in its charter)
Nevada	333-181042	27-1833279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
414 Manor Road, Laredo, Texas		78041
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(888) 474-8077
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective March 1, 2013, Dallas Kerkenezov resigned as president, chief executive officer, secretary, treasurer and director of our company.  His resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.  Mr. Kerkenezov will remain as our chief financial officer.  Also on March 1, 2013, Ms. Sasha Heredia resigned as our director.

Concurrently with Mr. Kerkenezov’s and Ms. Heredia’s resignations, our company appointed Glen Landry to act as president, chief executive officer, secretary, treasurer and director of our company, effective March 1, 2013.

Glen Landry

Glen Landry is a seasoned exploration geologist with almost 40 years of experience.  Mr. Landry received his Bachelor of Science in Geology from the University of Montana in 1974.  Since then, he has accumulated over 30 years of experience in the oil and gas industry alone.   After finishing his degree he was employed as a consulting geologist for a number of mineral as well as oil and gas exploration companies, including Johns-Manville, Westinghouse, Peter Kiewitt, Chevron and Marathon throughout Montana, Wyoming and Alaska.  During the 1980s he was President of Western Reserves, a Billings, Montana company engaged in exploration and production of oil and gas.  The company was involved in a number of successful joint ventures as well as property acquisition of over 150 wells from Texaco.  During this time he was also engaged by Occidental to undertake exploration work on claims in northwest Montana.  After resigning from Western Reserves, Mr. Landry was again active as a consulting geologist for companies such as Apache and EnCana.  Since 1997, Mr. Landry has been an independent exploration geologist and has been undertaking exploration and development work of a large number of oil and gas concessions throughout Montana.  His focus has been on underdeveloped Alberta Fairway Bakken properties as well has heavy oil reserves in northwest Montana.

We appointed Glen Landry as an officer and director of our company because of his experience in the oil and gas industry.

Our board of directors consists solely of Glen Landry.  There have been no other transactions since the beginning of its last fiscal year or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Landry had or will have a direct or indirect material interest which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORSTRA ENERGY INC.
/s/ Glen Landry
Glen Landry
President, CEO and Director

Date:	March 4, 2013